EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby, consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-52467, 333-76915, 333-83581,
333-30900), as amended of CIENA Corporation of our report dated December 6, 2000 appearing on page 36 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP/s/

McLean, VA
December 7, 2000


                                       61